Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (333-96869) of Corporate Property Associates 14 Incorporated of our report dated March 26, 2010, except with respect to our opinion insofar as it relates to the effects of the discontinued operations, as to which the date is November 9, 2010, relating to the financial statements and financial statement schedule, which appears in this Current Report on Form 8-K dated November 10, 2010.

New York, NY
November 9, 2010